SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 11, 2007
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Reference is hereby made to the registration statement of Ashford Hospitality Trust, Inc. (the “Company”) on Form S-3 (File No. 333-142079), which became effective as of April 13, 2007, pursuant to which the Company registered the sale of debt and equity securities in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the prospectus and the related prospectus supplement, which was filed with the Commission pursuant to Rule 424(b)(5) on July 11, 2007, with respect to the Company’s Series D Preferred Stock.
     On July 11, 2007, the Company and Ashford Hospitality Limited Partnership entered into an Underwriting Agreement with Wachovia Capital Markets, LLC, Merrill Lynch & Co., Merrill Lynch Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. Incorporated, as representatives of the underwriters listed in Schedule I thereto in connection with an underwritten public offering by the Company of 8,000,000 shares of 8.45% Series D Cumulative Preferred Stock with a liquidation preference of $25.00 per share, par value $0.01 per share.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description

1.3.6	Underwriting Agreement, dated July 11, 2007, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Wachovia Capital Markets, LLC, Merrill Lynch & Co., Merrill Lynch Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. Incorporated, and several underwriters listed in Schedule I thereto.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 17, 2007

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer